UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2017

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; and Compensatory Arrangements of Certain Officers.

On August 15, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of ParkerVision, Inc. (the “Company”) awarded equity compensation awards to each of the Company’s named executive officers in the form of Restricted Stock Units (“RSUs”) and Incentive Stock Options (“ISOs”) under the 2011 Long-Term Equity Incentive Equity Plan as follows:

Name and Title	# of RSUs	# of ISOs

Jeffrey Parker, Chief Executive Officer	100,000	20,000
Cynthia Poehlman, Chief Financial Officer	50,000	20,000
David Sorrells, Chief Technology Officer	-	20,000
John Stuckey, Chief Marketing Officer	50,000	20,000
Gregory Rawlins, Chief Technology Officer (Heathrow)	50,000	20,000

The RSUs vest in four equal quarterly increments beginning August 31, 2017.  Each RSU entitles the holder to one share of the Company’s common stock upon vesting.   The ISOs also vest in four equal quarterly increments beginning August 31, 2017 at an exercise price of $1.98 per share and expire on August 15, 2024.

On August 15, 2017, the Committee also approved a bonus program to reward David Sorrells for his leadership in the creation and development of the Milo™ product line.  Mr. Sorrells is entitled to receive a cash bonus in an amount equal to one percent (1%) of net Milo product sales for the first 24 months of Milo product sales.  The bonus shall be paid on a quarterly basis within thirty (30) calendar days of the end of each calendar quarter.

The Committee also approved the accrual of a bonus pool equal to an additional two percent (2%) of net Milo product sales to be paid, at the Committee’s discretion, to other executives and/or key employees for their contribution to the Milo product line on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer